UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Histogenics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On             , 2018

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Histogenics Corporation, a Delaware corporation (the “Company”). The Special Meeting will be held on             , 2018, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210 for the following purposes:

•

Proposal 1: To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized shares of common stock (the “Common Stock”) from 100,000,000 to 250,000,000.

•

Proposal 2: To approve an amendment to the Certificate of Incorporation, to effect a reverse stock split of the Common Stock at a ratio between 1-for-2 and 1-for-20, to be determined at the discretion of the Company’s Board of Directors (the “Board”) at any time before the earlier of June 30, 2019 and the next annual meeting of stockholders of the Company, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2), subject to the Board’s discretion to abandon such amendment.

•	To conduct any other business properly brought before the Special Meeting or any adjournments or postponements thereof.

The record date for the Special Meeting is             , 2018. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of such stockholders entitled to vote at the Special Meeting will be available for examination at the Company’s offices in Waltham, Massachusetts during normal business hours for a period of ten days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the internet or by telephone or by signing and returning the enclosed proxy card. Instructions for your voting options are described on the proxy card.

The proxy statement is available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” Proposal 1 and “FOR” Proposal 2.

By Order of the Board of Directors,

Adam Gridley President and Chief Executive Officer Waltham, Massachusetts , 2018

This notice of Special Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about             , 2018.

i

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2018 SPECIAL MEETING OF STOCKHOLDERS

            , 2018

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2018 Special Meeting of Stockholders (the “Special Meeting”) of Histogenics Corporation (sometimes referred to as “we,” the “Company” or “Histogenics”), which will be held on             , 2018, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210.

On or about             , 2018, we will begin mailing this proxy statement to our stockholders.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Histogenics Common Stock as of             , 2018, the record date for the Special Meeting, and our Board of Directors is soliciting your proxy to vote at the Special Meeting. This proxy statement describes issues on which we would like you to vote at the Special Meeting. It also gives you information on these issues so that you can make an informed decision.

How may I vote at the Special Meeting?

You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. You may also vote by mail by signing, dating and returning the proxy card you received in the mail.

When you vote, regardless of the method used, you appoint Adam Gridley, our Chief Executive Officer, and Jonathan Lieber, our Chief Financial Officer, as your representatives (or proxyholders) at the Special Meeting. They will vote your shares at the Special Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on             , 2018, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. On the record date, there were          shares of our Common Stock outstanding. At the Special Meeting, the stockholders will be entitled to one vote for each share of our Common Stock held by them on the record date. On the Record Date, 400.4910 shares of our Series A Convertible Preferred Stock were outstanding, none of which are entitled to vote at the Special Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available at the place of the Special Meeting on             , 2018 and will be accessible for ten days prior to the meeting at our principal place of business, 830 Winter Street, 3rd Floor, Waltham, MA 02451, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on             , 2018, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

•

You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on             , 2018. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on             , 2018. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Special Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Special Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 830 Winter Street, 3rd Floor, Waltham, MA 02451; or

•	You may attend the Special Meeting and vote your shares in person. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Special Meeting?

A quorum of stockholders is necessary to conduct business at the Special Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Special Meeting. On the record date, there were          shares of Common Stock outstanding and entitled to vote. Thus,          shares of Common Stock must be represented by stockholders present at the Special Meeting or represented by proxy to have a quorum. Our Series A Convertible Preferred Stock is non-voting and is not included for the purposes of the calculations above.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting and vote in person. Broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or the holders of a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

What proposals will be voted on at the Special Meeting?

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized shares of Common Stock from 100,000,000 to 250,000,000 (the “Authorized Share Increase”)	FOR	Majority of the Voting Power	Yes

Proposal 2: To approve an amendment to the Certificate of Incorporation, to effect a reverse stock split of our outstanding Common Stock at a ratio between 1-for-2 and 1-for-20, to be determined at the discretion of the Company’s Board of Directors (the “Board”) at any time before the earlier of June 30, 2019 and the next annual meeting of stockholders of the Company, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2), subject to the Board’s discretion to abandon such amendment (the “Reverse Split”)	FOR	Majority of the Voting Power	Yes

Majority of the Voting Power means that a proposal that receives an affirmative vote of a majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors as of the record date. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on the proposal on which it is permitted to vote.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes “AGAINST” a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors as of the record date (Proposals 1 and 2).

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.” Proposals 1 and 2 involve matters that we believe will be considered routine under the relevant securities exchange rules. The “routine” treatment of these proposals does not affect the seriousness with which we treat it. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Could other matters be decided at the Special Meeting?

Histogenics does not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the Special Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such other business.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	“FOR” Proposal 1;

•	“FOR” Proposal 2; and

•

If any other matter is properly presented at the Special Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Special Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our Common Stock as of             , 2018) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Special Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Special Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Special Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to the proposals until the polls have closed for voting on the proposals.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results are expected to be announced at the Special Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Special Meeting, or             , 2018.

How can I find Histogenics’ proxy materials on the Internet?

This proxy statement is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access this proxy statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Histogenics’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the proxy statement. This practice, called “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Why is Histogenics seeking to increase the number of authorized shares of Common Stock?

We have 100,000,000 authorized shares of Common Stock. As of October 15, 2018, over 99,400,000 of these shares were issued and outstanding or reserved for issuance under outstanding securities, including stock options, preferred stock and warrants. The Board believes that it is prudent to increase the authorized number of shares of Common Stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as equity offerings, equity awards and strategic partnership opportunities promptly as they arise.

If the stockholders approve this proposal, when would Histogenics implement the increase in the number of authorized shares?

We currently expect that the Authorized Share Increase will be implemented as soon as practicable after the receipt of the requisite stockholder approval.

Why is Histogenics seeking to implement the Reverse Split?

On October 17, 2018, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying it that, for the last 30 consecutive business days, the closing bid price for the Company’s Common Stock has closed below a minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter had no immediate effect on the listing of our Common Stock, and our Common Stock continued to trade on The Nasdaq Capital Market under the symbol “HSGX” at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until April 15, 2019 to regain compliance with Rule 5550(a)(2).

While the Company continues to seek alternative options, the Reverse Split is being proposed in order to possibly increase the market price of our Common Stock to satisfy the $1.00 minimum closing bid price required to avoid the delisting of our Common Stock from The Nasdaq Capital Market, if necessary. In addition, a higher stock price, if the price does increase, may, among other things, increase the attractiveness of our Common Stock to the investment community.

What are the consequences of being delisted from Nasdaq?

If we are not able to satisfy the minimum closing bid price requirement prior to April 15, 2019 (and any applicable extensions or panel hearings are exhausted) and we do not effect the Reverse Split in order to meet the $1.00 minimum closing bid price continued listing requirement of Nasdaq, our Common Stock would be delisted from the Nasdaq Capital Market. If we are delisted from the Nasdaq Capital Market, we may be forced to seek to be traded on an inter-dealer electronic quotation and trading system operated by OTC Markets Group, which would require our market makers to request that our Common Stock be so listed. There are a number of negative consequences that could result from our delisting from The Nasdaq Capital Market, including, but not limited to, the following:

•	the liquidity and market price of our Common Stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;

•	our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;

•	our institutional investors may be less interested in or prohibited from investing in our Common Stock, which may cause the market price of our Common Stock to decline;

•

we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations, making the granting of stock options and other equity incentives to our employees more difficult; and

•	if our Common Stock is traded as a “penny stock,” transactions in our Common Stock would be more difficult and cumbersome.

What would be the principal effects of the Reverse Split?

If implemented, the Reverse Split will have the following effects:

•

the market price of our Common Stock immediately upon effectiveness of the Reverse Split may increase over the market price of our Common Stock immediately prior to the Reverse Split, although there is no assurance that the market price of our Common Stock will increase at all and if it does, whether it will remain at the initial post-split level or higher for any period of time; and

•

the number of outstanding shares of Common Stock will be reduced to 31,012,699 if the Reverse Split is implemented at a ratio of 1-for-2 and 3,101,270 if the Reverse Split is implemented at a ratio of 1-for-20 (based on the number of shares of Common Stock outstanding on October 15, 2018 and prior to taking into account the effect of eliminating fractional shares or any issuances of Common Stock after October 15, 2018).

Would I need to take any action to receive post-Reverse Split shares?

All of the Company’s shares of Common Stock are held in book-entry form (that is, you do not have stock certificates evidencing your ownership of our Common Stock but instead receive statements reflecting the number of shares registered in your account), you would not need to take any action to receive your post-split shares, if the Reverse Split is implemented. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold.

What happens to any fractional shares resulting from the Reverse Split?

If you would be entitled to receive fractional shares as a result of the Reverse Split because you hold a number of shares of Common Stock before the reverse stock split that is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the Company shall not issue to any holder a fractional share of Common Stock on account of the Reverse Split. Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration.

What happens to equity awards under Histogenics’ equity incentive plans as a result of the Reverse Split?

If the Reverse Split is implemented, all shares of Common Stock subject to the outstanding equity awards (including stock options, performance shares and restricted stock) under Histogenics’ equity incentive plans will be converted upon the effective date and time of the Reverse Split into between 5-50% of such number of such shares immediately preceding the Reverse Split (subject to adjustment for fractional interests), depending on the ratio of the Reverse Split approved by the Board. In addition, the exercise price of outstanding equity awards (including stock options and stock appreciation rights) will be adjusted to 2-20 times the exercise price specified before the Reverse Split. As a result, the approximate aggregate exercise price will remain the same following the Reverse Split. No fractional shares will be issued pursuant to the plans following the Reverse Split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the Reverse Split is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the number of shares of Common Stock issuable pursuant to such equity awards (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number.

Additional shares of Common Stock, if issued in connection with an equity award, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our stockholder meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2019 annual meeting of stockholders:

Requirements for Stockholder Proposals to be Considered for Inclusion in Histogenics’ Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2019 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Histogenics’ proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 27, 2018 which is the 120th day prior to the first anniversary of the date that we released our proxy statement to our stockholders for our 2018 annual meeting of stockholders. To be included in our proxy materials, your proposal also must comply with the Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2019 annual meeting of stockholders by more than 30 days from the anniversary of the Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2019 annual meeting of stockholders. Such proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attention: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Histogenics’ Proxy Materials:

Stockholders who wish to nominate persons for election to the Board at our 2019 annual meeting of stockholders or who wish to present a proposal at our 2019 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than February 10, 2019, which is the 75th day prior to the first anniversary of the date we released this Proxy

Statement to our stockholders for the annual meeting, and no later than March 12, 2019, which is the 45th day prior to the first anniversary of the date we released our proxy statement to our stockholders for the 2018 annual meeting of stockholders. However, if we change the date of our 2019 annual meeting of stockholders by more than 30 days from the anniversary of this year’s annual meeting of stockholders, which was held on June 15, 2018, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2019 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of our 2019 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2019 annual meeting of stockholders. Such nominations or proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attention: Corporate Secretary.

Copy of Amended and Restated Bylaws:

You may request a copy of the Bylaws at no charge by writing to our Corporate Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451. A current copy of the Bylaws also is available on the “Investors” section of our corporate website located at http://ir.histogenics.com.

Whom should I call if I have any questions?

If you have any questions, would like additional Histogenics proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 or by telephone at (781) 547-7900.

Important Notice Regarding Proxy Materials

for the Special Meeting to be Held on             ,             , 2018

This proxy statement is available on-line at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of October 15, 2018 (the “Applicable Date”) by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

Applicable percentage ownership is based on 62,025,398 shares of Common Stock outstanding as of the Applicable Date.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through the Applicable Date.

Under the terms of the Common Stock Warrants and the 2018 Warrants (each as defined below), certain of the holders of the Common Stock Warrants and 2018 Warrants may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Common Stock Warrants and 2018 Warrants which have not been exercised. In addition, the Preferred Shares (as defined below) may not be converted by certain holders thereof, at their election, if such conversion would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99% of our then outstanding Common Stock following such conversion (subject to adjustment up to 9.99% upon the fulfillment of certain conditions). Unless otherwise noted, the disclosures and the footnotes below concerning the stockholders’ beneficial ownership percentage reflect these limitations.

Wilmslow Estates Limited (“Wilmslow”), Split Rock Partners II, LP, affiliates of Kevin Rakin and Perceptive Advisors LLC (“Perceptive”) purchased Preferred Shares and Common Stock Warrants in the Private Placement (as defined below). Wilmslow, Kevin Rakin, Perceptive and Sio Capital Management, LLC (“Sio Capital”) purchased 2018 Common Shares and 2018 Warrants in the 2018 Offering (as defined below). Each of these holders that purchased Preferred Shares has converted all such Preferred Shares and their current holdings with respect to the Common Stock Warrants and 2018 Warrants, as applicable, is set forth in the footnotes to the table below.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, preferred stock and restricted stock held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 15, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Perceptive Advisors LLC(1) 51 Astor Place, 10th Floor New York, NY 10003	8,365,786	9.99%

Funds advised by Sio Capital Management, LLC(2) 515 Fifth Avenue, Suite 910 New York, NY 10017	8,076,922	9.99%

Wilmslow Estates Limited(3) c/o Stonehage Group 2 The Forum, Grenville Street St Helier, Jersey, Channel Islands JE1 4HH	5,258,859	8.3%

Split Rock Partners II, LP(4) 10400 Viking Drive, Suite 250 Eden Prairie, MN 55344	4,166,382	6.6%

Directors and Named Executive Officers
Joshua Baltzell(5)	65,416	*
David Gill(6)	79,416	*
Adam Gridley(7)	537,029	*
John H. Johnson(8)	75,146	*
Garheng Kong, M.D., Ph.D.(9)	65,416	*
Michael Lewis(10)	5,324,275	8.4%
Kevin Rakin(11)	875,233	*
Susan Washer	—	*
Stephen Kennedy(12)	180,046	*
Jonathan Lieber(13)	140,083	*
All current executive officers and directors as a group (12 persons)(14)	7,645,954	12.1%

*	Less than one percent of the outstanding shares of Common Stock.
(1)

Perceptive Life Sciences Master Fund, Ltd. (the “Fund”), Perceptive Advisors LLC (the “Advisor”) and Joseph Edelman. These shares are held of record by the Fund. The Advisor serves as the investment manager of the Fund and Mr. Edelman is the managing member of the Advisor. As such, the Fund, the Advisor and Mr. Edelman may each be deemed to share voting and investment power over these shares. Shareholdings include 4,085,467 shares of Common Stock issuable upon the exercise of warrants to purchase shares of the Common Stock but such exercise would be subject to the limitations described above. The address for each of the Fund, the Advisor and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(2)

Sio Capital has shared power to vote or to direct the voting of these shares. Sio Capital and Sio GP, LLC (the “GP”) act as investment advisor and may act as general partner to various clients that are the record owners of the shares of common stock reflected in the table above (collectively, the “Sio Managed Entities”). Because Sio Capital’s investment discretion with respect to such clients is subject to oversight by the GP in certain circumstances, the GP may be deemed to be the beneficial owner of the Company’s common stock owned by such clients. In addition, both Sio Capital and the GP are controlled by Michael Castor. As such, he may be deemed to control the voting and dispositive decisions with respect to, and therefore be the beneficial owner of, the shares of the common stock reflected in the table above. Each of the GP and Michael Castor expressly disclaim beneficial ownership of these shares. Shareholdings include 3,461,538 shares of Common Stock issuable upon the exercise of a 2018 Warrants held by the Sio Entities but such exercise would be subject to the limitations described above.

(3)

Shareholdings include 1,648,289 shares of Common Stock issuable upon the exercise of warrants to purchase shares of the Company’s Common Stock. Wilmslow’s economic interest is ultimately owned by a family discretionary trust associated with Michael Lewis, who is referenced in footnote 10 below.

(4)

Shareholdings include 1,390,844 shares of Common Stock issuable upon the exercise of a warrant to purchase shares of Common Stock. Voting and investment power over the shares is delegated to Split Rock

Partners II Management, LLC, the general partner of Split Rock Partners II, LP. Split Rock Partners II Management, LLC has delegated voting and investment decisions to three individuals who require a two-thirds vote to act. Split Rock Partners II Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest.
(5)

Mr. Baltzell is affiliated with Split Rock Partners II, LP but has no voting or dispositive control over shares held by Split Rock Partners II, LP. Mr. Baltzell disclaims beneficial ownership of the shares held by the entities affiliated with Split Rock Partners II, LP. referenced in footnote 4 above, except to the extent of his pecuniary interest therein. Includes 65,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.

(6)	Includes 65,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(7)	Includes 530,029 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(8)	Includes 75,146 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(9)	Includes 65,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(10)

Mr. Lewis is the settlor of the trust which ultimately owns the economic interest in Wilmslow referenced in footnote 3 above. Mr. Lewis has no beneficial interest in the trust which ultimately owns the economic interest in Wilmslow, but other members of his family are discretionary beneficiaries in such trust. To the extent Mr. Lewis may be deemed to hold an indirect beneficial interest under applicable United States securities laws, Mr. Lewis disclaims such beneficial ownership. Includes 65,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.

(11)

Includes (i) 146,735 shares of Common Stock owned by the Kevin L. Rakin Irrevocable Trust, (ii) 33,333 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and (iii) 33,333 shares of Common Stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin. Mr. Rakin disclaims beneficial ownership in the foregoing shares of Common Stock. Also includes (i) 65,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date and (ii) 581,622 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock.

(12)	Includes 180,046 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(13)	Includes 135,083 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date.
(14)

Includes 1,320,509 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Applicable Date and the shareholdings attributable to Messrs. Lewis and Rakin in footnotes 10 and 11 above, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two years, and in which any of our directors, executive officers or beneficial owners of more than five percent of our convertible preferred stock or Common Stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements.

All of the transactions set forth below were approved by a majority of the Board, including a majority of the independent and disinterested members of the Board. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee and a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

2016 Private Placement

In September 2016, we entered into a securities purchase agreement with certain institutional and accredited investors (the “Securities Purchase Agreement”) for the sale and issuance of 2,596,059 shares (the “Common Shares”) of the Company’s Common Stock and 24,158.8693 shares of our Series A Convertible Preferred Stock (the “Preferred Shares”), which Preferred Shares are convertible into an aggregate of 10,737,275 shares of our Common Stock, for total consideration of approximately $30,000,000 (the “2016 Private Placement”). H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the 2016 Private Placement. As part of the 2016 Private Placement, we provided each purchaser 100% warrant coverage based on an as-converted number of shares of our Common Stock issued and issuable upon conversion of the Preferred Shares plus the Common Shares and accordingly issued the investors warrants (the “Purchaser Warrants”) to purchase 13,333,334 shares of our Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement. We also issued HCW a warrant (the “HCW Warrant” and, together with the Purchaser Warrants, the “Common Stock Warrants”) for the purchase of 133,333 shares of Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement pursuant to the terms of our letter agreement with HCW.

The certificate of designation filed with the Secretary of State of the State of Delaware describing the rights, preference and privileges of the Series A Convertible Preferred Stock provides that, until stockholder approval was obtained, holders could not convert the Preferred Shares if such conversion would result in the purchasers under the Securities Purchase Agreement owning in the aggregate an amount of Common Stock issued in connection with the 2016 Private Placement in excess of 19.99% the number of shares of Common Stock outstanding immediately prior to the closing of the 2016 Private Placement. The Common Stock Warrants provide that, until stockholder approval was obtained, holders could not exercise the Common Stock Warrants. We obtained stockholder approval of the 2016 Private Placement on November 22, 2016.

Wilmslow, which is a greater than 10% holder of our Common Stock and an affiliate of Michael Lewis, a member of the Board, purchased Common Shares, Preferred Shares and Common Stock Warrants in the 2016 Private Placement. The Rakin Trusts, which are each affiliates of Kevin Rakin, a member of the Board, purchased Common Shares, Preferred Shares and Common Stock Warrants in the 2016 Private Placement. Split Rock Partners II, LP, which is a greater than 5% holder of our Common Stock, purchased Common Shares, Preferred Shares and Common Stock Warrants in the 2016 Private Placement. Perceptive, which is a greater than 5% holder of our Common Stock, purchased Common Shares, Preferred Shares and Common Stock Warrants in the 2016 Private Placement.

2018 Public Offering

On October 5, 2018, we entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, as representative (“Representative”) of the several underwriters (collectively, the “Underwriters”), related to the public offering (the “2018 Offering”) of 26,155,000 shares (the “2018 Common Shares”) of Common Stock, and warrants to purchase up to 19,616,250 shares of Common Stock with an exercise price of $0.70 per share (the “2018 Warrants”) at a combined purchase price of $0.65 per share of Common Stock and accompanying warrant to purchase 0.75 shares of Common Stock. The 2018 Warrants are exercisable immediately through and including October 10, 2023.

Wilmslow, which is a greater than 5% holder of our Common Stock and an affiliate of Michael Lewis, a member of the Board, purchased 2018 Common Shares and 2018 Warrants in the 2018 Offering. Kevin Rakin, a member of the Board, purchased 2018 Common Shares and 2018 Warrants in the 2018 Offering. Perceptive and Sio Capital, which are each greater than 5% holders of our Common Stock, purchased 2018 Common Shares and 2018 Warrants in the 2018 Offering.

PROPOSAL 1

APPROVAL OF THE AUTHORIZED SHARE INCREASE

Background

Our Board has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 shares, par value $0.01 per share. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effectuate such increase.

The Board strongly believes that the increase in the number of authorized shares of Common Stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

Accordingly, the Board has unanimously approved a resolution proposing such amendment to our Certificate of Incorporation and directed that it be submitted for approval at the Special Meeting.

The text of the form of the proposed Certificate of Amendment (the “Amendment”) to our Certificate of Incorporation, which assumes the approval of this Proposal 1, is attached hereto as Annex A.

As of October 15, 2018, we had outstanding 62,025,398 shares of Common Stock. Additionally, we have reserved (i) 3,548,786 shares of Common Stock issuable upon the exercise of outstanding options under our 2012 Equity Incentive Plan and 2013 Equity Incentive Plan (the “2013 Plan”), (ii) 148,613 shares of Common Stock reserved for issuance under the 2013 Plan, (iii) 33,145,228 shares of Common Stock issuable upon the exercise of outstanding warrants, (iv) 177,996 shares of Common Stock issuable upon conversion of shares of our Series A Convertible Preferred Stock, (v) 310,993 shares of Common Stock reserved for issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”) and (vi) 200,000 shares of Common Stock reserved for issuance under an inducement option granted outside of the 2013 Plan pursuant to Nasdaq Listing Rule 5635(c)(4). As a result, we have allocated 99,408,401 shares of our 100,000,000 shares of authorized Common Stock under the Certificate of Incorporation, leaving only 591,599 shares of Common Stock unallocated for potential issuance.

The number of shares outstanding or reserved for issuance under outstanding options, warrants, preferred stock and other derivative securities set forth above does not reflect the Reverse Split set forth in Proposal 2 below. If the Reverse Split is approved, such number of shares, but not the number of authorized shares, would be adjusted proportionally.

Reasons for the Proposed Increase in Number of Authorized Shares of Common Stock

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. The increase in authorized shares of Common Stock will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

If stockholders approve this Proposal 1, the additional authorized shares of Common Stock will have rights identical to the currently outstanding shares of our Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.01 per share. Approval of this Proposal 1 and issuance of the additional authorized shares of Common Stock would not affect the rights of the holders of currently outstanding shares of our Common Stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of any earnings per share and voting rights of current holders of Common Stock.

The additional authorized shares of Common Stock by the approval of this Proposal 1 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, the DGCL or other applicable law, regulatory agencies or Nasdaq rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock, or securities that are convertible into Common Stock, in order to maintain their proportionate ownership interests in the Company.

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock and we will not independently provide the stockholders with any such right if the increase is implemented.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock could, under certain circumstances, have an anti-takeover effect. The additional shares of Common Stock that would become available for issuance if this Proposal 1 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Although this Proposal 1 to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

This Proposal 1 will be effective upon its approval by our stockholders at the Annual Meeting and is not conditioned upon the approval by our stockholders of any other proposal. As each proposal will be presented to our stockholders at the Annual Meeting in the order presented herein, if this proposal is approved by our stockholders, it will become effective.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to rights of appraisal with respect to Proposal 1, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of a majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors as of the record date will be required for approval of this Proposal 1.

Bifurcation of Proposal 1 and Proposal 2

While the Amendment reflects the proposed amendments to our Certificate of Incorporation described in both Proposal 1 and Proposal 2, the approval of one proposal is not conditioned on the approval of the other proposal. To the extent that only one of these two proposals is approved by stockholders, we will only include the language relating to the proposal that was approved in the version of the Amendment that we file with the Secretary of State of the State of Delaware.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK TO 250,000,000

PROPOSAL 2

APPROVAL OF THE REVERSE SPLIT

Background

Our Board has unanimously adopted resolutions approving a proposal to amend our Certificate of Incorporation to effect the Reverse Split of all our outstanding shares of Common Stock, at a ratio between 1-for-2 and 1-for-20, to be determined at the discretion of the Board at any time before the earlier of June 30, 2019 and the next annual meeting of stockholders of the Company (the “Authorized Period”), for the purpose of complying with Nasdaq Listing Rule 5550(a)(2), subject to the Board’s discretion to abandon such amendment. If this Proposal 2 is approved, the Board may decide not to effect the Reverse Split if it determines that it is not in the best interests of the Company to do so. If the Board determines to implement the Reverse Split, it will become effective upon filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware or at such later date specified therein.

The text of the proposed Certificate of Amendment to our Certificate of Incorporation to effect the Reverse Split is included as Annex A to this Proxy Statement.

Purpose of the Reverse Split

The primary purpose of the Reverse Split, if implemented, would be to potentially increase the market price of our Common Stock so that we can meet the minimum bid price rule requirements of Nasdaq. On October 17, 2018, we received a deficiency letter from Nasdaq indicating that, based on the closing bid price per share of our Common Stock for the last 30 consecutive business days, we did not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). The notification had no immediate effect on the listing of our Common Stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until April 15, 2019, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of our Common Stock must be at least $1.00 for a minimum of ten consecutive business days. In the event we do not regain compliance by April 15, 2019, we may be afforded an additional 180-day compliance period, provided we demonstrate that we meet all other applicable standards for continued listing on The Nasdaq Capital Market (except the bid price requirement), and provide written notice of our intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary. If we fail to regain compliance after the second grace period, our Common Stock will be subject to delisting by Nasdaq. At that time, we may appeal delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company would remain listed pending the Panel’s decision.

As of October 15, 2018, the last reported closing price of our Common Stock on The Nasdaq Capital Market was $0.627. A delisting of our Common Stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, the Common Stock. In addition, any delisting may cause the Common Stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of Common Stock. If our Common Stock becomes subject to these regulations, the market price of the Common Stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain above the minimum bid price requirement of Nasdaq, or that this theoretical increase would indeed occur. Accordingly, we believe that approval of the amendment to our Certificate of Incorporation to effect the Reverse Split in the Board’s discretion is in the Company’s and our stockholders’ best interests.

In addition to increasing the market price of our Common Stock so that we can meet the minimum bid price rule requirements of Nasdaq, we believe that the Reverse Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the Company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to theoretically increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before such Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot be sure that our share price will comply with the requirements for continued listing of our shares of Common Stock on Nasdaq in the future or that we will comply with the other continued listing requirements. If our shares of Common Stock lose their status on Nasdaq, we believe that our shares of Common Stock would likely be eligible to be quoted on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Selling our shares of Common Stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event that our shares of Common Stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage them from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

A delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. There are risks associated with the Reverse Split, including that the Reverse Split may not result in a sustained increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Split will increase the market price for our Common Stock on a sustained basis, if at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of our Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split, if it increases at all;

•	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Board Discretion to Implement the Reverse Split

If this Proposal 2 is approved by the Company’s stockholders, the Board will have the authority, in its sole determination without any further action necessary by the stockholders, to effect the Reverse Split during the Authorized Period at a ratio set forth in the above range, as determined by the Board. The Board may, in its sole determination, choose to not effect the Reverse Split. The Board believes that granting this discretionary authority provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our Common Stock, and therefore better enables it to act in the best interests of the Company. In addition to the Reverse Split, the Board may also pursuing other alternatives that may enable the Company to meet with the requirements for continued listing of our shares of Common Stock on Nasdaq. In exercising its discretion, the Board may consider the following factors:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Split on the trading market for our Common Stock; and

•	the prevailing general market and economic conditions.

At the close of business on October 15, 2018, the Company had 62,025,398 shares of Common Stock issued and outstanding. Following the effectiveness of the Reverse Split, if implemented, at a 1-for-2 ratio, the Company would have approximately 31,012,699 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of Common Stock after October 15, 2018) following the Reverse Split and at a 1-for-20 ratio, the Company would have approximately 3,101,270 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of Common Stock after October 15, 2018) following the Reverse Split. The actual number of shares of Common Stock outstanding after giving effect to the Reverse Split will depend on the ratio that is ultimately selected by the Board, and the number of shares of Common Stock outstanding at the time the Reverse Split is effected. The Company does not expect the Reverse Split to have any economic effect on stockholders, warrant holders, debt holders or holders of options, except to the extent the Reverse Split results in fractional shares as discussed below.

Procedure for Effecting the Reverse Split

Subject to the stockholder approval, if the Board decides to implement the Reverse Split, the Board will effect the split at a ratio between 1-for-2 and 1-for-20, to be determined at the discretion of the Board. We will file a Certificate of Amendment to our Certificate of Incorporation, substantially in the form attached to this Proxy Statement as Annex A, with the Secretary of State of the State of Delaware to effect the Reverse Split. The Reverse Split would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Delaware or at such later time as is specified therein. No further action on the part of the Company’s stockholders would be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our Common Stock based on the Reverse Split exchange ratio. As soon as practicable after the effective date of the Reverse Split, stockholders of record on the record date for the implemented Reverse Split would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-split shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of our Common Stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates, if any.

Effects of the Reverse Split

If the Reverse Split is approved by the stockholders and implemented by the Board, the principal effect will be to proportionately decrease the number of outstanding shares of Common Stock based on the split ratio. The shares of Common Stock are currently registered under Section 12(b) of the Exchange Act and the Company is thus subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock with the SEC or Nasdaq, where the Common Stock is traded. Following the Reverse Split, our Common Stock would continue to be listed on Nasdaq, assuming the Company’s compliance with the other continued listing standards of Nasdaq, although the shares will receive a new CUSIP number.

Proportionate voting rights and other rights of the holders of shares of our Common Stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding Common Stock after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. If approved and implemented, the Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits to the Company of the Reverse Split.

The table, which does not take into account an increase in the authorized shares to 250,000,000, below illustrates the number of shares of Common Stock authorized for issuance following the Reverse Split, the approximate number of shares of Common Stock that would remain outstanding following the Reverse Split, and the number of unreserved shares of Common Stock available for future issuance following the Reverse Split. The information in the following table is based on 62,025,398 shares of Common Stock issued and outstanding as of October 15, 2018 and 37,383,003 shares reserved for future issuance as of October 15, 2018.

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Issued and Outstanding	Approximate Number of Shares of Common Stock Reserved for Issuance	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
1-for-2	100,000,000	31,012,699	18,691,502	295,799
1-for-20	100,000,000	3,101,270	1,869,150	29,580

As reflected in the table above, the number of authorized shares of our Common Stock will not be reduced by the Reverse Split. Accordingly, the Reverse Split will have the effect of creating additional unissued and unreserved shares of our Common Stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our Common Stock that would be available as a result of the proposed Reverse Split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable Nasdaq listing rules), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of other businesses or products.

Effect of the Reverse Stock Split on the Company’s Equity Incentive Plans, Warrants and Convertible or Exchangeable Securities

Based upon the split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following a Reverse Split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio determined by the Board, subject to our treatment of fractional shares.

Additional shares of Common Stock, if issued in connection with an equity award, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

Accounting Matters

The amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.01 par value per share. As a result, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Effective Date

The Reverse Split would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware or at such later date as is specified in such filing. On the effective date, shares of Common Stock issued and outstanding, in each case, immediately prior thereto, will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the ratio determined by the Board within the limits set forth in this Proposal 2.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the implementation of the Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Split will not cause the Company to go private.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Book-Entry Shares

All of the Company’s stockholders hold uncertificated shares of the Company’s Common Stock (i.e., all shares are held in book-entry form and not represented by a physical share certificate). If the Reverse Split is effected, all stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Possible Effects of Additional Issuances of Common Stock and History of Prior Reverse Splits

Following the effective time of the Reverse Split, there will be an increase in the number of authorized but unissued shares of our Common Stock. Under the DGCL, the Board can issue additional shares of Common Stock without stockholder approval, which would have the effect of diluting existing holders of our Common Stock.

Additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company does not intend to pay any cash dividends on its Common Stock in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of Common Stock.

The Board voted to approve a 1-for-10.804 reverse stock split on October 27, 2014, which was effected on November 14, 2014 in connection with our initial public offering. Additionally, effective May 13, 2011, the Board voted to approve a 1-for-15,000 reverse stock split.

In the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s bylaws or Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board. A result of the anti-takeover effect of the increase in the number of authorized shares of Common Stock could be that stockholders would be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of our Company. The Company is not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Proxy Statement.

Certain Material U.S. Federal Income Tax Consequences of a Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse stock split by a U.S. stockholder that holds the shares as a capital asset. This discussion is based on the provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder that may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders that do not own their shares of Common Stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of a Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of a Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of a Reverse Split.

Based on the assumption that a Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences should result from a Reverse Split:

•	A stockholder should not recognize gain or loss in a Reverse Split;

•	the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares; and

•	the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF A REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Split, and we will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of a majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors as of the record date will be required for approval of this Proposal 2.

Bifurcation of Proposal 1 and Proposal 2

While the Amendment reflects the proposed amendments to our Certificate of Incorporation described in both Proposal 1 and Proposal 2, the approval of one proposal is not conditioned on the approval of the other proposal. To the extent that only one of these two proposals is approved by stockholders, we will only include the language relating to the proposal that was approved in the version of the Amendment that we file with the Secretary of State of the State of Delaware.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018; and

•	our Current Reports on Form 8-K filed with the SEC on August 9, 2018, September 26, 2018, October 2, 2018, October 5, 2018 and October 18, 2018.

We will provide each person to whom a proxy statement is delivered a copy of all of the information that has been incorporated by reference in this proxy statement but not delivered with the proxy statement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (http://ir.histogenics.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

Information on, or that can be accessed through, our website is not incorporated into this proxy statement or other securities filings and is not a part of these filings.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Special Meeting by telephone or over the internet so your shares will be represented at the Special Meeting.

The form of proxy and this proxy statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

or

Call (781) 547-7900

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Histogenics Corporation
Waltham, Massachusetts

, 2018

Annex A

CERTIFICATE OF AMENDMENT

OF THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HISTOGENICS CORPORATION

Histogenics Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”):

DOES HEREBY CERTIFY:

FIRST: That the name of this Corporation is Histogenics Corporation. The original certificate of incorporation of this Corporation was originally filed with the office of the Secretary of State of the State of Delaware on July 14, 2006 under the name Histogenics Corporation.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend the Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) of this Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are as follows:

[RESOLVED, that Article IV of the Restated Certificate be amended by amending and restating Paragraph A in its entirety as follows:

“A.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000), consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”]1

[RESOLVED, that Article IV of the Restated Certificate be amended by adding a new paragraph immediately prior to Paragraph A which reads as follows:

1.    “Effective as of immediately upon the filing of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each * issued shares of each series of Preferred Stock and Common Stock shall be combined and changed into 1 share of such series of Preferred Stock or Common Stock, as applicable (the “Reverse Stock Split”), which shares shall be fully paid and nonassessable. The Corporation shall not issue to any holder a fractional share of Common Stock on account of the Reverse Stock Split. Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration. Such Reverse Stock Split shall occur whether or not certificates representing any stockholder’s shares held prior to the Reverse Stock Split are surrendered for cancellation.”]

*Number between two (2) and twenty (20) as determined by the Board of Directors in its sole discretion.]2

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 211 of the General Corporation Law.

[1]	To be included if the stockholders approve Proposal 1.
[2]	To be included if the stockholders approve Proposal 2 and the Board elects, in its sole discretion, to proceed with the reverse stock split.

FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this      day of         ,         .

HISTOGENICS CORPORATION

By:
Adam Gridley, President and CEO

HISTOGENICS CORPORATION 830 WINTER STREET 3RD FLOOR WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on , 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on             , 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

NAME	CONTROL #

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1 and 2						For	Against	Abstain

1.  To approve an amendment to the Sixth Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) of Histogenics Corporation (the Company) to increase the Company’s authorized shares of common stock (the Common Stock) from 100,000,000 to 250,000,000

						☐	☐	☐

2.  To approve an amendment to the Certificate of Incorporation, to effect a reverse stock split of the Common Stock at a ratio between 1-for-2 and 1-for-20, to be determined at the discretion of the Company’s Board of Directors (the Board) at any time before the earlier of June 30, 2019 and the next annual meeting of stockholders of the Company, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2), subject to the Boards discretion to abandon such amendment

						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting	Yes ☐	No ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

			JOB #				SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

HISTOGENICS CORPORATION Special Meeting of Stockholders , 2018 9:00 AM Local Time This proxy is solicited by the Board of Directors

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on                     , 2018. The undersigned appoints Mr. Adam Gridley and Mr. Jonathan Lieber, or either of them as shall be in attendance at the 2018 Special Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Histogenics Corporation (the “Company”), to be held on                     , 2018, at 9:00 a.m. local time, at the offices of Gunderson Dettmer et al., LLP, One Marina Park Drive, Suite 900, Boston, Massachusetts 02210, and at any adjournments or postponements of the Special Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Special Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1 and “FOR” Proposal 2, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Special Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side